2029400

State of California

SECRETARY OF STATE

I, *BILL JONES*, Secretary of State of the State of California, hereby certify:

That the attached transcript of 2 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

JAN 2 9 2001

Bill Jones

Secretary of State

Sec/State Form CE-107 (rev. 9/98)

OSP 98 13524

2329433

ARTICLES OF INCORPORATION

OF

MIZATI LUXURY ALLOY WHEELS, INC.

ONE: The name of this corporation is MIZATI LUXURY ALLOY WHEELS, INC.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address in this state of the corporation's initial agent for service of process is: HAZEL WAI CHU

1475 POTRERO AVENUE, EL MONTE, CA 91733.

FOUR: This corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is 5000 shares.

FIVE: The names and addresses of the persons who are appointed to act as the initial directors of this corporation are:

Name	Address
HAZEL WAI CHU	1475 POTRERO AVENUE, EL MONTE, CA 91733
ROBERTO V. MENDEZ	1475 POTRERO AVENUE, EL MONTE, CA 91733

SIX: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SEVEN: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.

IN WITNESS WHEREOF, the undersigned, being all the persons named above as the initial directors, have executed these Articles of Incorporation.

Dated: Dec 22, 2000

[signature]

[signature] 12/22/00

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The undersigned, being all the persons named above as the initial directors, declare that they are the persons who executed the foregoing Articles of Incorporation, which execution is their act and deed.

Dated: Dec 22, 2000

[signature]

[signature] 12/22/00

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OFFICE OF THE SECRETARY OF STATE

A0641692

State of California
Secretary of State

I, BRUCE McPHERSON, Secretary of State of the State of California, hereby certify:

That the attached transcript of 1 page(s) has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this day of

MAR 15 2006

BRUCE McPHERSON
Secretary of State

A0641692

ENDORSED - FILED
In the office of the Secretary of State
of the State of California

MAR - 9 2006

Mizati LUXURY ALLOY WHEELS, INC.
16122 Orange Ave. Paramount, CA 90723 Tel: 562.531.8886 Fax: 562.531.8938

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

The undersigned certify that:

1. They are the **president** and the **secretary**, respectively, of Mizati Luxury Alloy Wheels, Inc., a California corporation.

2. Article FOUR of the Articles of Incorporation of this corporation is amended to read as follows:

   FOUR: This Corporation is authorized to issue only one class of shares of stock which shall be designated common stock. The total number of shares it is authorized to issue is 200,000,000 shares at par value of $0.0001 per share.

3. The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporation Code. The total number of outstanding shares of the corporation is 1,273 shares. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 02/10/06

Hazel Wai Chu, President

Quynh Phan, Secretary

OFFICE OF THE SECRETARY OF STATE